 Nationwide Fund Name     Subadviser Name      Issuer      Purchase Date  Underwriter     Principal Amount of Purchase     Principal Amount of Offering     Purchase Price       Commission
 NVIT MM Large Cap Value Fund   "Goldman Sachs Asset Management , L.P."   American Electric Power Co. Inc.   04/01/09  Credit Suisse First Boston Corporation   "$265,090"   "$1,470,000,000"    $24.50   $0.7350

 NVIT MM Large Cap Value Fund   "Goldman Sachs Asset Management , L.P."   Wells Fargo & Co.     05/08/09  J.P. Morgan Chase Bank N.A.    "$248,380"   "$7,502,000,000"    $22.00   $0.5170

 NVIT MM Large Cap Value Fund   "Goldman Sachs Asset Management , L.P."   Ford Motor Co.      05/12/09  Citigroup Global Markets Inc.    "$244,530"   "$1,425,000,000"    $4.75   $0.1425

 NVIT MM Large Cap Value Fund   "Goldman Sachs Asset Management , L.P."   State Street Corp.
 NVIT MM Large Cap Value Fund   "Goldman Sachs Asset Management , L.P."   Prudential Financial Inc.    06/02/09  Citigroup Global Markets Inc.    "$483,210"   "$1,250,000,037"    $39.00   $1.2431

 JPMorgan NVIT Balanced Fund   JPMorgan Investment Management Inc.   Prologis      04/08/09  Merrill Lynch and Co.     "$31,350,000"   "$1,003,200,000"    $6.60   $0.2640

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   Bridgepoint Education Inc.    04/14/09  Signal Hill Capital and Credit Suisse Securities "$2,126,250"   "$141,750,000"     $10.50    $0.6825

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   DigitalGlobe Inc.     05/13/09  Jeffries & Company and Morgan Stanley & Company  "$9,690,000"   "$279,300,000"     $19.00   $1.3300

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   "Solarwinds , Inc."     05/19/09  Jeffries & Company and Goldman Sachs & Company  "$4,500,000"   "$151,453,488"     $12.50   $0.8750

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   LogMeIn Inc.      06/30/09  Barclays Capital Inc.     "$1,120,000"   "$106,666,672"     $16.00   $1.1200

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    Prologis      04/08/09  Merrill Lynch      "$21,450,000"   "$1,003,200,000"    $6.60   $0.2640

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    Duke Realty Corporation     04/16/09  Merrill Lynch      "$6,120,000"   "$500,310,000"     $7.65   $0.3060

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    Regency Centers Corporation    04/21/09  JP Morgan      "$12,187,500"   "$282,750,000"     $32.50   $1.3813

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    Camden Property Trust     05/06/09  Merrill Lynch      "$6,875,000"   "$247,500,000"     $27.50   $1.1687

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    "Simon Property Group, Inc."    05/07/09  Merrill Lynch      "$25,000,000"   "$1,000,000,000"    $50.00   $1.6250

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    "Forest City Enterprises, Inc."    05/14/09  Merrill Lynch      "$38,280,000"   "$300,300,000"     $6.60   $0.2853

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   Globe Specialty Metals Inc.    07/29/09  Credit Suisse Securities    "$1,435,700"   "$98,000,000"     $7.00   $0.4900

 NVIT MM Small Company Fund   Morgan Stanley Investment Management   Xenoport Inc.      07/08/09  Goldman Sachs      "$708,757"   "$47,500,000"     $19.00   5.75%

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    "ColonyFinancial, Inc."     09/23/09  Merrill Lynch      "$15,000,000"   "$250,000,000"     $20.00   5.00%

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    Cousins Properties Inc.     09/15/09  Merrill Lynch      "$7,902,500"   "$290,000,000"     $7.25   0.3081%

 JPMorgan NVIT Balanced Fund   JPMorgan Investment Management Inc.   Federal Home loan Mortgage Corp. 2.5% 1/7/2014  01/06/09  Goldman Sachs and Co.     "$56,420,000"   "$3,500,000,000"    $99.437   $0.1000

 JPMorgan NVIT Balanced Fund   JPMorgan Investment Management Inc.   Fannie Mae 2.75% 3/13/2014    03/12/09  Goldman Sachs and Co.     "$125,555,000"   "$9,000,000,000"    $99.625   $0.1000

 Van Kampen NVIT Multi-Sector Bond Fund  Morgan Stanley Investment Management Inc.  Walgreens Co. 5.25% 1/15/2019    01/08/09  Banc of America Securities LLC    "$13,000,000"   "$1,000,000,000"    $99.477   0.65%

 Van Kampen NVIT Multi-Sector Bond Fund  Morgan Stanley Investment Management Inc.  Amgen Inc. 5.70% due 2019    01/13/09  Merrill Lynch      "$4,085,000"   "$1,000,000,000"    $99.777   0.325%

 Van Kampen NVIT Multi-Sector Bond Fund  Morgan Stanley Investment Management Inc.  Emerson Electric Co. 4.875% due 2019   01/15/09  JP Morgan      "$11,950,000"   "$500,000,000"     $99.619   0.45%

 Van Kampen NVIT Multi-Sector Bond Fund  Morgan Stanley Investment Management Inc.  Wal-Mart Stores Inc. 4.125% due 2019   01/15/09  Barclays Capital     "$30,000,000"   "$500,000,000"     $99.561   0.45%

 Van Kampen NVIT Multi-Sector Bond Fund  Morgan Stanley Investment Management Inc.  AT&T Inc. 6.55% due 2039    01/29/09  JP Morgan Securities     "$15,000,000"   "$2,250,000,000"    $99.437   0.75%

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   "RailAmerica, Inc."     10/12/09  Citigroup Global Markets    "$1,842,000"   "$330,000,000"     $15.00   $0.9750

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   "Dole Food Company, Inc."    10/22/09  Goldman Sachs and Co.     "$23,170,000"   "$446,437,500"     $12.50   $0.7500

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   "rue21, inc."      11/12/09  Goldman Sachs and Co.     "$1,278,700"   "$128,543,303"     $19.00   $1.3300

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   "RehabCare Group, Inc."     11/12/09  Merrill Lynch      "$2,647,200"   "$129,600,000"     $24.00   $1.2000

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   "Fortinet, Inc."     11/17/09  Morgan Stanley and Company    "$2,061,250"   "$156,250,000"     $12.50   $0.8750

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   SVB Financial Group     11/18/09  Merrill Lynch      "$28,612,661"   "$300,300,000"     $38.50   $1.82875

 NVIT MM Small Cap Value Fund   JPMorgan Investment Management Inc.   Cloud Peak Energy Inc.     11/19/09  Morgan Stanley and Company    "$3,712,500"   "$459,000,000"     $15.00   $0.8250

 Van Kampen NVIT Comstock Value Fund  Van Kampen Asset Management    Verisk Analytics     10/06/09  Merrill Lynch      "$55,000,000"   "$1,875,500,000"    $22.00   $0.8800

 Van Kampen NVIT Comstock Value Fund  Van Kampen Asset Management    Bank of America      12/03/09  Merrill Lynch      "$105,000,000"   "$19,290,000,000"    $15.00   $0.3750

 Van Kampen NVIT Comstock Value Fund  Van Kampen Asset Management    Wells Fargo & Co.     12/15/09  Goldman Sachs       "$100,000,000"   "$10,650,000,000"    $25.00   $0.5625

 Van Kampen NVIT Real Estate Fund  Van Kampen Asset Management    Regency Centers Corp.     12/04/09  JP Morgan      "$15,375,000"   "$246,000,000"     $30.75   $1.2300